UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2017

Commission File No. 024-10782

Tulsa Real Estate Fund, LLC

Georgia

(State or other jurisdiction of incorporation or organization)

Tulsa Real Estate Fund, LLC

3355 Lenox Road NE, #750

Atlanta, GA 30326

1-844-73-TULSA

info@tulsarealestatefund.com

All correspondence:

Jillian Sidoti, Esq.

TROWBRIDGE SIDOTI

38730 Sky Canyon Drive – Suite A

Murrieta, CA 92563

(323) 799-1342

EMAIL FOR CORRESPONDENCE: jillian@crowdfundinglawyers.net

An Offering of 1,000,000 Class A Membership Interests

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Item 1. Description of Business

We currently do not have any real properties. We do not lease or own any real property. We are currently have a website www.tulsarealestatefund.com We do not pay rent for our corporate headquarters which is leased by our parent company because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient for the long term.

OVERVIEW

Tulsa Real Estate Fund, LLC is an emerging growth company which was formed on July 20, 2016. We have commenced only limited operations, primarily focused on organizational matters in connection with the Offering. We intend on generating revenues in two ways: from quick turnaround assets and long-term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

We are offering the Preferred Interests herein on a “minimum/maximum” basis. The Company will raise a minimum of $100,000 prior to using proceeds from the Offering to acquire multifamily properties and single-family residences. We expect to use the net proceeds from the Offering to pay for our operating costs as a qualified company, including on-going legal and accounting fees, and to finance costs associated with acquiring multifamily properties and single-family residences, such as broker price opinions, title reports, recording fees, accounting costs and legal fees

There is an opportunity in the domestic marketplace to create and further, operate a successful real estate investment corporation. The Manager has recognized this opportunity and has decided to create and go forward with the creation of the Company. The Company intends to provide real estate investment opportunities and property management services for investors interested in achieving financial success by taking advantage of the real estate market across the country, but specifically in urban communities in the United States. They also recognized the gaps in the real estate business and turned them into opportunities.

The Company looks to serve its investors by working to maximize their income while at the same time controlling expenses. The funds required for organizing the Company and the Offering have been provided by the Manager of the Company.

This business plan is based on two vital components:

1.

Implementing a sound investment platform begins with a mastery of choosing the right property to fill the needs of the real estate marketplace at the right time. This requires an in-depth knowledge of the market and how to keep gaining a greater share of that market; and

2.	Providing a superior service to the tenants to maximize the Company’s return on investment.

Objectives

The Company has definite objectives to fulfill its strategy. These include:

•

Penetrate the market of providing real estate opportunities for qualified individuals and/or business entities interested in achieving financial success by taking advantage of real estate investment and management opportunities in the eastern and southern United States and potentially across the contiguous United States; and

•	Increasing profits as allowed by market conditions.

The Company will look to buy value-added properties, specifically single family, multifamily, and commercial properties in urban, depressed areas for the best possible price, thereby giving its property holding Company an instant competitive advantage before they even begin to implement its management expertise. A potential investor should note that the above criteria is subject to change according to market conditions.

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Mission Statement

Urban neighborhoods across the nation do not have control of our dollars, our real estate, and it is hard to find funding for real estate redevelopment within our community. As a result, across the country urban neighborhoods are being developed by individuals who do not share the same interests. This leads to the displacement of longtime residents of the neighborhood and an increase in property values for new residents. Tulsa Real Estate Fund is the solution to this problem.

TREF allows our communities to own an equity stake in assets in their own community. We call this "Participation Past Donation." People have a vested interest, dollars begin to circulate in our community, and there is a platform that allows us to unite around our common goals.

Keys to Success

Polarizing Topic

Gentrification is one of this era's greatest socioeconomic issues. This issue is so great that it touches many minorities in powerful positions.

Access

Sharing the opportunity with investors across the nation to invest in these types of projects gives our investors high financial and socioeconomic return. It's an investment that makes investors feel good and profit from.

Network

We have a deep pool of real estate developers/professionals across the nation that are dedicated to the anti-gentrification mission.

The Company intends to identify single family, multifamily, and commercial properties for investment. The Company is confident of the following attributes that it demonstrates as keys to its success:

•	Their ability to recognize and define the best course of action;
•	The consistent raising the bar of productivity;
•	Diligent effort to regularly lower overall expenses;
•	Recruitment and retention of experienced, talented, and dedicated employees; and
•	Ability to effectively market the highest quality of services the Company provides to its investor base.

The Manager of the Company is staffed with highly educated and experienced professionals that provide personalized and courteous service to their tenants, investors, loan officers, realtors, brokers, financial advisors, and other vendors. The following outlines the competitive strategy of the Company:

•	Identify a worthwhile project that fits in line with its criteria and will fill market needs;
•	Negotiate price and terms. Secure a contract to purchase;
•	Analyze the risk/reward scenario through careful analysis and a thorough due diligence procedure;
•	Secure financing;
•	Form a new business structure which takes ownership of said project;
•

After closing, immediately implement a strong management team to shepherd the project and achieve the specific goal(s) intended (i.e. tenant relations, property maintenance, rehabilitation, enhancement, development or condominium conversion)

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Investment Strategy

The Company is seeking to invest in a diversified portfolio of income producing real estate assets and real estate related assets throughout the United States, specifically in the eastern and southern United States. Initially, the Company intends to target single family, multifamily, and commercial properties, but may acquire other property types that meet its investment objectives.

The Company may also purchase additional properties or make other real estate investments that relate to varying property types including office, retail and industrial properties. Such property types may include operating properties and properties under development. It is expected that the proceeds from the Offering will initially be used to purchase multifamily and single-family properties.

We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or metropolitan cities, primarily located in urban communities in the United States. We intend to invest in a geographically diverse portfolio to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant.

Step 1 Property Identification:

As is common with urban revitalization programs throughout the country, government agencies, housing authorities, and both for-profit and not-for-profit NGOs are tasked with supporting community revitalization initiatives. Often these initiatives target specific communities in order to provide quality affordable housing that resurrects or revives distressed neighborhoods. In more stable neighborhoods this effort protects, preserves, and even enhances property values.

Subject Properties are typically identified by:

•	The Company’s use of its current network databases and information;
•	Recommendations received from colleagues within the Company’s network that have ties to a specific community;
•	Donations from the property owner (private individual, city, county or federal entities, or bank);
•	Leads generated by local Real Estate agents.

Some of the subject properties sit amidst formerly distressed neighborhoods where government and private agencies are spending heavily to curb falling real estate values and bring about urban renewal. Often, many targeted revitalization homes and empty lots are located in very ordinary neighborhoods. Perhaps the home or lot is abandoned, sitting empty, in disrepair, foreclosed upon by a bank, or heavily-liened for violating numerous city codes. Perhaps the subject property is debt free and just badly in need of remodeling that the owner cannot afford. There are any number of sources and avenues providing beneficial and profitable revitalization opportunities.

Step 2 Project Underwriting:

Once the Manager identifies a subject Property, it ensures that it meets stringent underwriting criteria and guidelines. This process is driven by property valuations, market feasibility assessments, time on market analysis, construction and development budgets, resulting loan to value limits, and projected project timelines.

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Step 3 Project Commencement:

Once the subject Property is successfully identified and underwritten, purchase approved, permits and construction contracts in place, then construction commences.

Step 4 Sale of Property (Historical Results):

We expect that many of the homes that we will sell may have an offer of down payment assistance and/or gap funding from the participating government housing authority. In this instance, potential buyers are on a waiting list available to a nonprofit. When needed, the properties that are not presold may be listed with a real estate agent in the community.

Why It Works

While there are inherent risks in any business venture, there are several key competitive advantages inherent to the Manager’s approach that significantly mitigate any potential risk and facilitate a profitable venture. While this list is not exhaustive, the following are but a few of these competitive, market risk mitigating advantages.

1)	There is increasing demand for more affordable housing coupled by an already significant shortage of the product. Real estate prices continue to rise.

2)

This demand for affordable housing is further compounded and artificially increased by the fact that there are numerous government rental and home ownership programs available to assist individuals and families in securing housing, which they otherwise could not afford.

3)

In many cases, we may have the opportunity to partner with an established non-profit NGOs which provides properties where acquisition costs are sometimes less expensive than a typical property in the area.

4)	With local, state, and/or federal government agencies directly involved in the revitalization efforts, timelines are often expedited in terms of permitting, site inspections, et al.

5)	GAP funding, acting as a form of insurance against loss, is available from local housing authorities for some of the properties, ensuring that any potential loss in the sale is offset.

6)	Significant community support and outreach is associated with the Manager’s revitalization activities, bringing additional exposure, even by the media.

7)	Both government housing agencies and nonprofit NGOs have waiting lists of qualified buyers.

8)	Significantly, the management team of the Manager has a proven track record of being successful in this business.

Due Diligence & Financing

When the Company identifies a location or a potential property, it will secure the necessary financing, sign a contract and place an escrow deposit to be held with the designated escrow agent. The Company will take the minimum time necessary to complete all its due diligence to the property including: site inspection, reviewing all leases, income and expenses, as well as securing a first mortgage on the property. After the due diligence process has been completed, the Company will determine whether the property is suitable or not.

If property is not suitable, the Company will cancel the contract and look for the next opportunity.

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Deal Example: Baltimore Black Wall Street

The Company hopes to engage in the redevelopment of blighted areas within a city such as Baltimore. The Company currently has no such agreements with any city for a redevelopment plan and there is no guarantee that such an agreement will develop. The Company hopes that it will be able to enter into such a relationship based on management’s previous arrangements with certain metropolitan areas, of which there can be no guarantee. The Company hopes to enter into similar relationships and scenarios in multiple cities throughout the country. The Company simply plans to acquire single-family properties, renovate them and "force" the market value and establish its own controlled market value within a pre-determined development radius.

Potential Exit Strategy

Exit Strategy Option 1: Once properties are renovated, the Company may elect to sell properties at market value leveraging the homebuyer education programs of the Manager and its affiliates. There may be an opportunity to leverage federal first time or neighborhood home ownership grants, if such opportunities exist.

Exit Strategy 2 (preferred strategy): The Company may elect to rent or lease option properties it purchases and renovates. This is the Company’s preferred exit strategy.

Additional strategy: The Company intends to seek out city, state and federal grants that support homebuyer education, promote landlord benefits and opportunities such as cash flow, leveraging rental income to "live for free" and other homeowner incentives. We also intend to promote the use and leveraging of section 8 and government voucher programs as assets to bites looking to qualify for mortgages. Furthermore, to ensure success in our developments, we intend to offer creative buyer incentives such as fully furnished homes, sellers concessions, mortgage assistance and other buyer incentives. We also intend to market to young professionals for the opportunity to live in our properties.

The Manager and its affiliates have relationships with general contractors, supply companies and local carpenters and unions who have expressed interest in volunteering supplies and services to reduce construction. The Company does not currently have any agreements with such parties.

Special Purpose Entities

When the Company does acquire real estate assets, it intends to hold title to the properties through separate LLCs or through special purpose entities (“SPE’s”) holding several similar asset types. Each separate LLC or SPE will be a 100% wholly-owned subsidiary of the Company. If a joint venture is undertaken, the Company will record a first position deed instead of holding actual title.

•

Each property acquired is its own entity and is structured as its own business structure while Tulsa Real Estate Fund, LLC. serves as the parent Company that bundles all the ownership interests into a single corporation.

•	Each property is managed by Tulsa Real Estate Fund, LLC. or its authorized agents.

Leverage

Leverage represents an important vehicle for maximizing returns; however, the Company will evaluate the appropriate amount of debt based on market conditions, feasibility of the project, and determined risk. The Company may borrow up to 85% of the value of the underlying assets of the Company. We may incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. The indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or a security interest in one or more of our other assets.

The Company may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to the Manager, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

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Financing Strategy

Once the proceeds of the Offering have been fully invested, the Company expects our debt financing will be in the range of approximately 75% to 85% of the aggregate value of real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as the management determines to be appropriate.

In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which the Company invests, may be less than 75% or more than 85% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors.

The Company intends to limit borrowing to 85% of the value of Company assets.

Notwithstanding the above, depending on market conditions and other factors, management may choose not to place debt on our portfolio or assets and may choose not to borrow to finance operations or to acquire properties. The Company financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest primarily in metropolitan areas in urban neighborhoods within the United States. The Company will search single family, multifamily, and commercial properties that it may purchase at a discount. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s Manager. See “DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a discussion of the Manager’s real estate experience.

Milestones

We hope to reach the following milestones in the next 12 months:

•	January 2018 - Complete our Form 1-A qualification statement.
•	June 1, 2018 - Begin fundraising.
•	July 1, 2018 - Reach minimum raise requirement of $100,000; break escrow and search for properties to purchase.
•	August 1, 2018 - Purchase first property.

Acquisition will depend highly on our funds, the availability of those funds, availability of assets that meet or investment criteria and the size of the assets to be acquired.

Competition

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Result of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this 1-k as well as the information in our Offering Circular dated May 29, 2018 and the Supplement No. 1 filed on June 4, 2018. Some of the information contained in this discussion and analysis, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of the Offering Circular for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Tulsa Real Estate Fund, LLC was formed in the State of Georgia in July of 2016. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

TREF allows our communities to own an equity stake in assets in their own community. We call this "Participation Past Donation." People have a vested interest, dollars begin to circulate in our community, and there is a platform that allows us to unite around our common goals.

The Company’s overall strategy is to purchase multifamily, single family, commercial property and raw land in urban communities to rehab, develop and lease or sell those properties for a profit. Some of our projects will be traditional real estate transactions. However, the vast majority will be community impacting projects focused on generating wealth in minority communities while making a profit for Members of the Company.

The Company will be owned by the Manager and have a Membership which may include, but is not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments, and pension funds.

The Company hopes to offer its Members the opportunity to earn a preferred annualized 8% return plus 50% of the Company’s realized profits which shall be distributed to the Members in proportion to each Member’s respective Capital Contribution. The Manager, Tulsa Founders, LLC, will exclusively manage the Company.

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We expect to be aggressive in our acquisition efforts immediately after breaking impounds. Our Offering Circular was qualified in February 2018. We hope that by later summer 2018, we will have acquired our first property. Acquisition will depend highly on our funding, the availability of those funds, the availability of properties that meet or investment criteria and the size of such properties to be acquired. As we search for properties, we intend to expend capital in accordance with our Use of Proceeds. If we raise the minimum amount of $100,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regulation A. Depending on how much capital we raise, will depend on how much capital we will need for working capital and professional fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money is raised, the more resources will be needed to in order to run the Company effectively and thus more working capital will be needed.

Results of Operations

For the period ended December 31, 2016 (audited) and the year ended December 31, 2017 (audited)

We generated no revenues for the period ended December 31, 2016 or for the year ended December 31, 2017. We do not have any current activities. We have generated expenses of $0 from inception (July 20, 2016) to December 31, 2016 and $0 for the year ended December 31, 2017.

Total expenses

From inception (July 20, 2016) to December 31, 2016, we have not generated any expenses. For the year ended December 31, 2017, we have not generated any expenses.

Assets

We currently have $15,350 in deferred offering costs

Liabilities

We currently have $15,350 in related party advances.

Liquidity and Capital Resources

As of December 31, 2016 and for the year ended December 31, 2017, the Company had $0 in cash and total liabilities of $15,350. The Company hopes to raise $50,000,000 in the Offering with a minimum of $100,000 in funds raised. If we are successful at raising the minimum amount of the Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months which we currently estimate to be $125,000 that will be financed by our manager in the event we raise less than $1,000,000. Although we intend on identifying single family, multifamily, and commercial properties for acquisition with our proceeds, there is no guarantee that we will acquire any such investments. Acquisition will depend highly on our funding, the availability of those funds, the availability of single family, multifamily and commercial properties that meet or investment criteria and the size of such liens to be acquired. As of the date of the Offering Circular, the Company plans to pursue its investment strategy of single family, multifamily, and commercial properties acquisition. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. If so, the Company’s investment objective of acquiring single family, multifamily, and commercial properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

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Related Party Transactions

Since our formation, we have raised capital from our Manager. The Manager has provided cash for Company startup expenses of which, $15,350 has already been recorded as of the date of the financial statements of the Company (December 31, 2016 and June 30, 2017.) This was recorded as a note to the Manager. It is expected that the Manager will be reimbursed for these expenses after adequate funds are raised. In exchange for services related to the Offering and the management of the Company, the Manager received Class B Interests which are subordinated to our Class A Interests.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

None.

Employees

Currently, Jay Morrison is the principal of our Manager and devoted a minor portion of his working hours to our Company without a salary. For more information on our personnel, please see "DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS." Initially Mr. Morrison will coordinate all of our business operations. Mr. Morrison have provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. Any expenses related to the Offering will be charged to the Company. For example, any costs associated with raising capital such as escrow, transfer, marketing, audit, legal, and technology fees will be borne by the Company. However, those costs associated with overall management of the Company and the management and acquisition of the properties shall be borne by the Manager except those capitalized expenses related to specific properties.

Item 3. Directors, Executive Officers and Significant Employees

Name	Age	Title

Jay Morrison	36	Chief Executive Officer and Chief Financial Officer, Chief Operations Officer and Chief Technology Officer

Johnetta G. Paye, Esq.	37	General Counsel

Duties, Responsibilities and Experience

The following individuals are the decision makers of Tulsa Founders, LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

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The principals of the Manager are as follows:

Jay Morrison is Chief Executive Officer and Chief Financial Officer of Tulsa Real Estate Fund. Mr. Morrison is a successful real estate developer, celebrity realtor, author, TV personality, entrepreneur and social activist. For the past four years, Jay has worked as the CEO and founder of the Jay Morrison Brand which is the parent company to Jay Morrison Real Estate Partners, a real estate consulting firm and the Jay Morrison Academy, an online real estate investor's school and mentorship program. Despite being a high school dropout, an at risk youth and three-time felon, Jay made a major life transformation for the better over a decade ago that not only made him a millionaire before the age of 30 but also propelled him into the national spotlight. He now uses his life experiences and personal story of triumph to empower and impact the lives of thousands of his Academy students, troubled youth, ex-offenders and real estate professionals throughout the world. From 2005 to 2008, Mr. Morrison worked managing mortgages at both Liberty State Finance and Keller Williams Realty while running his own independent investing and contracting company, “Mr. Real Estate LLC.” Mr. Morrison worked for Prominent Properties Sotheby's International Realty between 2008 and 2013.

Johnetta G. Paye, Esq. is a graduate of John Marshall Law School. Paye has worked as a transactional attorney providing legal services to commercial real estate agencies, developers, home buyers, landlords, residential real estate agencies, real estate brokers, realtors, sellers and tenants at J. Paye and Associate Attorneys at Law since 2009. Her client base consists of nationally recognized investors and Chicago-based real estate investor clients, Paye also represents international real estate investors. She is an attorney title agent for Chicago Title, Fidelity National Title, ATA National Title Group, Greater Illinois Title Company and Lakeland Title. In 2015, Paye released a four-part foreclosure video series, to help everyday homeowners become more educated on the foreclosure process. The video series provides easy-to-follow guides about the basics of a deed-in-lieu, a short sale and loan modifications. Paye is also Of Counsel at Zuber Lawler & Del Duca.

Item 4. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information as of the date of this 1-k

Title of Class	Name of Beneficial Owner	Percent Before Offering	Percent After Offering
Class B Interests	Tulsa Founders, LLC(1)	100%	100%
Class A Interests	Tulsa Founders, LLC	0%	0%
	TOTAL	100%	100%

Jay Morrison, our Chief Executive Officer and Chief Financial Officer has dispositive control over the Class B Interests that are owned by our Manager, Tulsa Founders, LLC. No entity or Member currently owns any Class A Interests in the Company. Class A Interests are being sold through the Offering. Upon sale, the Class A Interests will maintain a 50% interest in the Company overall and Class B Interests will maintain a 50% interest in the Company overall.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of the Offering.

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Item 5. INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Class B Interests to our Manager. The Manager is controlled by Jay Morrison. Jay Morrison is the manager of the Manager. The approximate value of the Class B Interests at the time of the Offering is approximately $1,000. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee

Management Fee	Fees charged to the Company for management of its investments including acquisition, management, construction, and disposition,

5.5% annualized of the total capital contributions as adjusted from time to time for capital withdrawals, distributions, additional contributions, allocations and other capital account adjustments, paid as funds are available. Assuming we raise the Minimum Amount of $100,000, the Manager would receive a fee of $5,500. If the Company were to raise the Maximum Amount of $50,000,000, this fee could be as much as $2,750,000.

Carried Interest	The Manager’s Carried Interest.	Profit sharing of 50% of the Distributable Cash that is available after the Members have received their stated Preferred Return.

Item 6. Other Significant Information

None.

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Tulsa Real Estate Fund LLC

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To the Board of Directors of

Tulsa Real Estate Fund LLC

Atlanta, GA

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of Tulsa Real Estate Fund LLC, which comprise the balance sheet as of December 31, 2017, and the related statements of operations, changes in members’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tulsa Real Estate Fund LLC as of December 31, 2017, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

May 30, 2018

Artesian CPA, LLC

 1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

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Tulsa Real Estate Fund LLC BALANCE SHEET As of December 31, 2017

ASSETS
Current Assets:
Cash and cash equivalents	$-
Deferred offering costs	-
Total Current Assets	-

TOTAL ASSETS	$-

LIABILITIES AND MEMBERS' EQUITY
Liabilities:
Current Liabilities:
Related party advance	$-
Total Liabilities	-

Members' Equity	-

TOTAL LIABILITIES AND MEMBERS' EQUITY	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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Tulsa Real Estate Fund LLC STATEMENT OF OPERATIONS For the year ended December 31, 2017

Net revenues	$-
Cost of net revenues	-
Gross Profit	-

Operating Expenses:
General & administrative	-
Total Operating Expenses	-

Net Loss	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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TULSA REAL ESTATE FUND LLC STATEMENT OF CHANGES IN MEMBERS’ EQUITY For the year ended December 31, 2017

Total Members' Equity

Balance at January 1, 2017	$-

Net Loss	-
Balance at December 31, 2017	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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Tulsa Real Estate Fund LLC STATEMENT OF CASH FLOWS For the year ended December 31, 2017

Cash Flows From Operating Activities
Net Loss	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase)/Decrease in deferred offering costs	15,350
Increase/(Decrease) in related party advance	(15,350)
Net Cash Used in Operating Activities	-

Net Change In Cash	-

Cash at Beginning of Period	-
Cash at End of Period	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

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Tulsa Real Estate Fund LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2017 and for the year then ended

NOTE 1: NATURE OF OPERATIONS

Tulsa Real Estate Fund LLC (the “Company”), is a limited liability company organized July 20, 2016 under the laws of Georgia. The Company was organized to invest in income generating real estate within the retail, medical office, industrial, and multi-family segments.

As of December 31, 2017, the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. The Company’s manager is willing to continue to fund its operational needs to facilitate its capital financing needs and plans to fund all such expenses necessary over the next 12 months. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

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Tulsa Real Estate Fund LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2017 and for the year then ended

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of December 31, 2017.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

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Tulsa Real Estate Fund LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2017 and for the year then ended

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering". Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2017 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has named Tulsa Founders LLC, a related party to the Company, as its managing member. Tulsa Founders LLC holds 100% of the members’ equity of the Company as of December 31, 2017.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

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Tulsa Real Estate Fund LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2017 and for the year then ended

NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, Tulsa Founders LLC, to manage the Company.

Tulsa Founders LLC intends to cover the Company’s expenses until it is able to raise the necessary proceeds to facilitate the operations of the Company on a stand-alone basis.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

In February 2018, the SEC qualified the Company’s registration under Regulation A. The Company intends to have an initial public offering of its equity in 2018.

Management has evaluated subsequent events through May 30, 2018, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Tulsa Real Estate Fund, LLC

Date: June 4, 2018	By:	/s/ Jay Morrison
Jay Morrison
Manager of Tulsa Founders, LLC
Manager

This annual report has been signed by the following persons in the capacities and on June 4, 2018.

Tulsa Real Estate Fund, LLC

By:	/s/ Jay Morrison
Jay Morrison
Manager of Tulsa Founders, LLC Manager

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